
                                       TABLE OF CONTENTS

PREAMBLE.....................................................................................1

DEFINITIONS..................................................................................1

PRELIMINARY STATEMENT........................................................................3

ARTICLE I.            THE MERGER.............................................................3
        Section 1.1.  The Merger.............................................................3
        Section 1.2.  Closing................................................................4
        Section 1.3.  Certificate............................................................4
        Section 1.4.  Bylaws.................................................................4
        Section 1.5.  Directors..............................................................4
        Section 1.6.  Officers...............................................................4

ARTICLE II.           CONVERSION.............................................................4
        Section 2.1.  AmeriCom's Shares......................................................4
        Section 2.2.  Stock Options..........................................................5
        Section 2.3.  AmeriCom Convertible Subordinated Promissory Notes.....................6

ARTICLE III.          REPRESENTATIONS AND WARRANTIES OF AMERICOM.............................6
        Section 3.1.  Organization, Authority and Qualification..............................6
        Section 3.2.  Ownership of Shares; Subsidiaries......................................7
        Section 3.3.  Financial Statement, Financial Condition. .............................7
        Section 3.4.  Title of Properties....................................................7
        Section 3.5.  Inventory..............................................................7
        Section 3.6.  Accounts Receivable....................................................8
        Section 3.7.  Interest in AmeriCom's Property........................................8
        Section 3.8.  Real Property..........................................................8
        Section 3.9.  Absence of Specific Changes............................................8
        Section 3.10. Permit, Licenses, and Franchises.......................................9
        Section 3.11. Judgments, Decrees, or Orders Restraining Business.....................9
        Section 3.12. Insurance.............................................................10
        Section 3.13. Labor Disputes........................................................10
        Section 3.14. Environmental Compliance; Hazardous Materials.........................10
        Section 3.15. Power of Attorney.....................................................10
        Section 3.16. No Violation of Other Instruments.....................................10
        Section 3.17. Contracts.............................................................11
        Section 3.18. Litigation............................................................11
        Section 3.19. Taxes.................................................................11
        Section 3.20.  Employee Benefit Matters.............................................12



        Section 3.21. AmeriCom Documents....................................................12
        Section 3.22. Disclosure............................................................12

ARTICLE IV.           REPRESENTATIONS AND WARRANTIES OF TELESPACE...........................12
        Section 4.1.  Organization, Authority and Qualification.............................12
        Section 4.2.  Ownership of Shares; Subsidiaries.....................................13
        Section 4.3.  Financial Statement, Financial Condition. ............................13
        Section 4.4.  Accounts Receivable...................................................13
        Section 4.5.  Interest in Telespace's Property......................................13
        Section 4.6.  Real Property.........................................................13
        Section 4.7   Absence of Undisclosed Liabilities....................................14
        Section 4.8.  Absence of Specific Changes...........................................14
        Section 4.9.  Permit, Licenses, and Franchises......................................15
        Section 4.10. Judgments, Decrees, or Orders Restraining Business....................15
        Section 4.11. Power of Attorney.....................................................15
        Section 4.12. No Violation of Other Instruments.....................................15
        Section 4.13. Contracts.............................................................15
        Section 4.14. Litigation............................................................16
        Section 4.15. Taxes.................................................................16
        Section 4.16.  Employee Benefit Matters.............................................16
        Section 4.17.  Reporting Requirements...............................................17
        Section 4.18.  Records..............................................................17
        Section 4.19.  Shareholder Relations................................................17
        Section 4.20. Disclosure............................................................17

ARTICLE V.            COVENANTS.............................................................18
        Section 5.1   Covenants of Telespace................................................18
        Section 5.2.  Covenants of AmeriCom.................................................20

ARTICLE VI.           CONDITIONS TO THE MERGER..............................................22
        Section 6.1.  Conditions Precedent to AmeriCom's Obligation to Close................22
        Section 6.2.  Additional Conditions to the Obligations of AmeriCom..................23
        Section 6.3.  Conditions Precedent to Telespace's Obligation to Close...............23

ARTICLE VII           SURVIVAL OF WARRANTIES................................................24

ARTICLE VIII.         TERMINATION OF AGREEMENT..............................................24
        Section 8.1.  Termination by AmeriCom...............................................24
        Section 8.2.  Termination...........................................................24
        Section 8.3.  Right to Proceed......................................................25
        Section 8.4.  Return of Documents...................................................26
        Section 8.5.  Cost in the Event of Termination......................................26





ARTICLE IX.           ADDITIONAL AGREEMENTS.................................................26
        Section 9.1.  Expenses..............................................................26
        Section 9.2.  Publicity.............................................................26
        Section 9.3.  Approval of Telespace Shareholders....................................26
        Section 9.4.  Approval of AmeriCom Shareholders.....................................26

ARTICLE X.            MISCELLANEOUS.........................................................27
        Section 10.1. Governing Law; Counterparts...........................................27
        Section 10.2. Notices...............................................................27
        Section 10.3. Waiver................................................................27
        Section 10.4. Binding Effect........................................................28
        Section 10.5. No Third Party Beneficiaries..........................................28
        Section 10.6. Amendments............................................................28

                                MERGER AGREEMENT
                           AND PLAN OF REORGANIZATION


                                    PREAMBLE

        This merger agreement and plan of reorganization (the "Agreement") is made as of July 1, 1999, between AmeriComUSA, Inc., a Delaware corporation ("AmeriCom"), and Telespace, Limited, a Delaware corporation ("Telespace").

                                   DEFINITIONS

        In this Agreement, unless the context otherwise requires:

        (a) "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

        (b) "Closing Date" means August 15, 1999, or such later date on or before the Termination Date as the parties may agree to in writing.

        (c) "Dissenting Shares" shall have the meaning set forth in Section 262 of the Delaware General Corporation Law.

        (d) "Effective Time" shall mean the date on which a certificate of merger is filed in the office of the Secretary of State of the State of Delaware.

        (e) "Exchange Act" means the Securities Exchange Act of 1934.

        (f) "Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution systems, or arbitration panel.

        (g) "Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

        (h) "Laws" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinance, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect form time to time.

        (i) "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

        (j) "NASD" means the National Association of Securities Dealers, Inc.

        (k) "Order"  shall  mean  all  applicable  orders,  writs,   judgments,
injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

        (l) "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

        (m) "SEC" means the Securities and Exchange Commission.

        (n) "Surviving Corporation"  shall mean Telespace Limited.

        (o) "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

        (p) "Contract" shall mean all existing written and oral material agreements and commitments, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business involving the purchase or sale of goods or services for not more than Ten Thousand Dollars ($10,000.00) and for a term of not more than twelve (12) months), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of capital stock, bonds or other securities, power of attorney, and any contract which involves a payment by Telespace of more than Ten Thousand Dollars ($10,000.00) or has a term or requires performance over a period of more than ninety (90) days.

        (q) "AmeriCom Subsidiary" shall mean all such Persons required to be disclosed in Schedule 3.2(b) pursuant to Section 3.2(b).

        (r) "Termination Date" has the meaning Section 8.2(i) specifies.

                              PRELIMINARY STATEMENT

        The parties to this Agreement have determined it is in their best long-term interests to effect a Plan of Reorganization pursuant to which:

        (a) AmeriCom will merge into Telespace on the terms and subject to the conditions set forth herein;

        (b) Immediately after the Effective Date, the stockholders of AmeriCom will hold approximately 99% of the issued and outstanding capital stock of the Surviving Corporation;

        (c) The respective Boards of Directors of AmeriCom and Telespace have approved the Merger, and declared advisable and in the best interests of their respective stockholders; and

        (d) The Merger transaction described in this Agreement is intended to be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

        Section 1.1.  The Merger.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), AmeriCom shall be merged with and into Telespace (the "Merger") in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of AmeriCom shall cease, and Telespace shall continue as the surviving corporation (the "Surviving Corporation").

               (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein, Telespace and AmeriCom will file a Certificate of Merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed upon by AmeriCom and Telespace and specified in the certificate of merger (the "Effective Time").

               (c) The Merger shall have the effects set forth in Section 259 of the Delaware Law.

               (d) The Merger is intended to be a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code and the regulations promulgated under Section 368 of the Code.

        Section 1.2. Closing. On or before the Closing Date, the parties hereto will take all actions necessary to (i) effect the Merger (including as permitted by Delaware Law and the California Corporations Code, the execution of the Certificate of Merger meeting the requirement of Delaware Law and providing that the Merger will become effective at the Effective Time; (ii) the transmitting for filing of the Certificate of Merger with the Secretary of State of Delaware;
(iii) satisfying the conditions set forth in Article V; and (iv) all transactions this Agreement contemplates, as the case may be (all those actions collectively being the "Closing"). The Closing will take place at the office of Bartel Eng Linn & Schroder in Sacramento, California, at 10:00 a.m., Pacific Time, on the Closing Date, or at such other time and place as the parties may agree to in writing.

        Section 1.3. Certificate. The Certificate of Incorporation of Telespace in effect on the Effective Time of the Merger will become the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time of the Merger, said Certificate of Incorporation, as it may be amended from time to time as provided by law, will be, and may be separately certified as, the Certificate of Incorporation of the Surviving Corporation.

        Section 1.4. Bylaws. The Bylaws of Telespace in effect on the Effective Time of the Merger will be the Bylaws of the Surviving Corporation until they are thereafter duly altered, amended, or repealed.

        Section 1.5. Directors. The directors of AmeriCom immediately prior to the Effective Time of the Merger will be the directors of the Surviving Corporation. They will hold office until their successors have been elected and qualified.

        Section 1.6. Officers. The officers of AmeriCom immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each of such officers to serve until his or her successor, if there is to be one, is duly qualified.

                                         ARTICLE II.
                                          CONVERSION

        Section 2.1.  AmeriCom's Shares.

               (a) On the Effective Time, each share of AmeriCom Common Stock, $0.001 par value, issued and outstanding immediately before the Effective Time, will by virtue of the Merger and without action on the part of the shareholder, be converted into one (1) share of Common Stock, $0.00001 par value, of the Surviving Corporation.

               (b) After the Effective Time, each holder of AmeriCom Common Stock certificates, upon surrender thereof to Securities Transfer Corporation, (the "Exchange Agent") shall be entitled to receive in exchange therefor a certificate or certificates representing the same number of shares of Telespace Common Stock. No certificates or scrip for fractional shares of AmeriCom Common Stock have been or will be issued. Until surrendered and exchanged, each AmeriCom share certificate shall, after the Effective Time, be deemed for all corporate purposes to represent only the right to receive the same number of shares of Telespace Common Stock into which the AmeriCom Common Stock shall have been converted pursuant to the Merger.

               (c) As of the Effective Time, no transfer of the shares of AmeriCom Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, AmeriCom stock certificates are presented to AmeriCom or the Surviving Corporation, they shall be exchanged pursuant to Section 2.1(b) above.

        Section 2.2.  Stock Options.

               (a) As soon as practicable following the date of this Agreement but before the Closing Date, the Board of Directors of AmeriCom and Telespace shall adopt such resolutions or take such other actions as may be required to effect the following:

                      (i) At the Effective Time, Telespace shall assume AmeriCom Stock Options granted under the AmeriCom Stock Option Plan and shall substitute in AmeriCom's place as a party to the AmeriCom Stock Options;

                      (ii) The parties shall adjust the terms of all outstanding AmeriCom Stock Options granted under the AmeriCom Option Plan and the terms of the AmeriCom Option Plan, to provide that at the Effective Time, each AmeriCom Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such AmeriCom Stock Option (subject to adjustments and lapsing of restrictions, vesting or acceleration of exercisability of AmeriCom Stock Options required by this Section 2.2), the same number of shares of the Surviving Corporation's Common Stock as the holder of such AmeriCom Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such AmeriCom Stock Option in full immediately prior to the Effective Time; and

                      (iii) Make such other changes to the AmeriCom Option Plan as it deems appropriate to give effect to the Merger.

               (b) Prior to the Closing, AmeriCom shall seek consent from each of its stock option holders agreeing to convert his/her AmeriCom Stock Options into stock options exercisable into Telespace Common Stock.

               (c) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of AmeriCom Stock Options appropriate notices setting forth such holders' rights pursuant to the AmeriCom

Option Plan and the agreements evidencing the grants of such AmeriCom Stock Options shall continue in effect on the same terms and conditions.

               (d) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation's Common Stock for delivery on exercise of AmeriCom Stock Options assumed in accordance with this Section 2.2.

        Section 2.3.  AmeriCom Convertible Subordinated Promissory Notes.

               (a) As soon as practicable following the date of this Agreement but before the Closing Date, the Board of Directors of AmeriCom and Telespace shall adopt such resolutions or take such other actions as may be required to adjust the terms of the AmeriCom Convertible Subordinated Promissory Notes (the "Notes") to provide that after the Effective Time, such Notes shall be convertible into shares of Telespace Common Stock, on the same terms and conditions as provided in the Notes.

               (b) Prior to the Closing, AmeriCom shall seek consent from the holders of the Notes to allow the Notes to be convertible into Telespace Common stock under identical terms and conditions, as originally provided for in the Notes

               (c) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Telespace Common Stock for delivery upon conversion of the Notes.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF AMERICOM

        AmeriCom represents and warrants to, and agrees with, Telespace that all the following representations and warranties in this Article III are as of the date of this Agreement, and will be, as amended or supplemented pursuant to
Section 6.3 on the Closing Date, true and correct:

        Section 3.1.  Organization, Authority and Qualification

               (a) AmeriCom is duly organized, validly existing, and in good standing under the laws of Delaware, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. AmeriCom is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 3.1, and, except as set forth in Schedule 3.1, neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction.

               (b) AmeriCom's Board of Directors has authorized the execution of this Agreement, and AmeriCom has the corporate power and is duly authorized to merge AmeriCom into Telespace pursuant to this Agreement.

                 Section 3.2. Ownership of Shares; Subsidiaries.

               (a) AmeriCom's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 33,265,756 shares are issued and outstanding and 20,000,000 shares of Preferred Stock, $0.001 par value, of which no shares are issued and outstanding. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. Except as set forth in Schedule 3.2(a), there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating AmeriCom to issue or to transfer from treasury any additional shares of its capital stock of any class.

               (b) AmeriCom does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person, except as set forth in Schedule 3.2(b). All such interests so set forth are owned of record and beneficially by AmeriCom as set forth in Schedule 3.2(b) and are duly authorized, validly issued, fully paid and nonassessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

        Section 3.3. Financial Statement, Financial Condition. The balance sheet of AmeriCom as of March 31, 1999 ("AmeriCom Current Balance Sheet ") and the related statement of profits and losses through March 31, 1999 and for the last two (2) fiscal years then ended, prepared by AmeriCom, copies of which have been delivered by AmeriCom to Telespace, fairly present the financial position of AmeriCom as of that date and the results of operations for March 31, 1999, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years.

        Section 3.4. Title of Properties. Except as set forth in Schedule 3.4, and except for the lien for any current taxes or assessments not yet delinquent, AmeriCom owns free and clear of any liens, claims, charges, options, or encumbrances all the property reflected on its books at the AmeriCom Current Balance Sheet dated March 31, 1999 ("AmeriCom Balance Sheet Date") and all property acquired since that date, except such property as has been disposed of in the ordinary course of business consistent with prior practices of AmeriCom or with Telespace's written consent. For purposes of this Section 3.4, a disposition of any single asset (other than inventories) carried on the books of AmeriCom at more than $10,000 will be considered to be a disposition not in the ordinary course of business.

        Section 3.5. Inventory. The inventories of AmeriCom and each AmeriCom Subsidiary reflected on the AmeriCom Current Balance Sheet, as well as all inventory items acquired since the AmeriCom Balance Sheet Date that are now the property of AmeriCom or an AmeriCom Subsidiary, consist of raw materials, supplies, work in process, and finished goods, of such quality and in such quantities as are being used and will be usable or are being sold and will be salable in the ordinary course of the business of AmeriCom and AmeriCom Subsidiaries. These inventories exclude scrap, slow moving items, and obsolete items, and are valued at the lower of cost or market value, determined in accordance with generally accepted accounting principles consistently applied. Since the AmeriCom Balance Sheet Date, AmeriCom and each AmeriCom Subsidiary have continued to replenish these inventories in a normal and customary manner consistent with prudent practice prevailing in the business.

        Section 3.6. Accounts Receivable. Except as set forth in Schedule 3.6, all notes and accounts receivable shown on the AmeriCom Current Balance Sheet and all such receivables now held by AmeriCom are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the AmeriCom Current Balance Sheet or otherwise set forth in Schedule 3.6. With respect to notes and accounts receivable arising after the AmeriCom Balance Sheet Date and now outstanding, (except for a percentage thereof equal to the percentage which has been historically reserved against receivable amounts on the AmeriCom Current Balance Sheet or in Schedule 3.6 for bad debts) constitutes valid and collectible obligations on such AmeriCom Current Balance Sheet.

        Section 3.7.  Interest in  AmeriCom's  Property.  Except as set forth in
Schedule 3.7, no officer, director, or shareholder of AmeriCom or any AmeriCom Subsidiary has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of AmeriCom or any AmeriCom Subsidiary.

        Section 3.8. Real Property. AmeriCom has good title to all of the real property reflected in the AmeriCom Current Balance Sheet as owned by AmeriCom, free and clear from all defects and liens, except as may be set forth in the notes to the AmeriCom Current Balance Sheet or in Schedule 3.8. Schedule 3.8 lists all real property, whether owned or not owned by AmeriCom, listing with respect to each parcel the street address and the owner or lessor.

        Section 3.9.  Absence of Specific Changes.  Except as set forth in
Schedule 3.9, since the AmeriCom Balance Sheet Date there has not been:

               (a) Any change in the business, personnel, results of operations, assets, financial condition, or manner of conducting the business of AmeriCom or any AmeriCom Subsidiary other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of AmeriCom or any AmeriCom Subsidiary;

               (b) Any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any aspect of the business or operations of AmeriCom or any AmeriCom Subsidiary;

               (c) Any direct or indirect redemption or other acquisition by AmeriCom of any of AmeriCom's shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution of AmeriCom's capital stock of any class;

               (d) Any increase in the compensation payable or to become payable by AmeriCom or any AmeriCom Subsidiary to any of its officers, employees, or agents, other than the normal increases granted in the ordinary course of business;

               (e) Any option to purchase or other right to acquire stock of any class of AmeriCom or any AmeriCom Subsidiary granted by AmeriCom or any AmeriCom Subsidiary to any Person (other than as specified in Schedule 3.2(a) above);

               (f) Any employment, bonus, or deferred compensation agreement entered into between AmeriCom or any AmeriCom Subsidiary and any of its directors, officers, or other employees or consultants;

               (g) Any issuance of capital stock of any class by AmeriCom or any AmeriCom Subsidiary;

               (h) Any indebtedness incurred by AmeriCom or any AmeriCom Subsidiary for borrowed money or any commitment to borrow money entered into by AmeriCom or any guaranty given by AmeriCom;

               (i) Any amendment to AmeriCom's Certificate of Incorporation or Bylaws;

               (j) Any delayed or postponed payment of any accounts payable or other Liabilities outside the ordinary course of business; or

               (k) Any discontinued or determined to be discontinued selling of any products or services offered by AmeriCom, the sales of which have been material to AmeriCom.

        Section 3.10. Permit, Licenses, and Franchises. AmeriCom and each AmeriCom Subsidiary have obtained all necessary permits, licenses, franchises, and other authorizations and have complied with all laws applicable to the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Neither AmeriCom nor any AmeriCom Subsidiary has engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit AmeriCom to continue its business as presently conducted.

        Section 3.11. Judgments, Decrees, or Orders Restraining Business. Neither AmeriCom nor any AmeriCom Subsidiary is a party to or subject to any judgment, decree, or Order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining AmeriCom or any AmeriCom Subsidiary with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

        Section 3.12. Insurance. During each of the past two (2) fiscal years, AmeriCom and each AmeriCom Subsidiary have been adequately insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated; all such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy.

        Section 3.13. Labor Disputes. No work stoppage or other labor dispute with respect to AmeriCom or any AmeriCom Subsidiary is pending or threatened, and no application for certification of a collective bargaining agent is pending or threatened.

        Section 3.14. Environmental Compliance; Hazardous Materials. AmeriCom and each AmeriCom Subsidiary have complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. There are no underground storage tanks located on the real property described in
Schedule 3.8 in which any Hazardous Material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, or over that real property or into or upon ground or surface water on that real property. There are no asbestos containing materials incorporated into the buildings or interior improvements that are part of that real property or into other assets of AmeriCom or any AmeriCom Subsidiary, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

        Section 3.15. Power of Attorney. AmeriCom has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

        Section 3.16. No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not,
(i) violate any provision of AmeriCom's  Certificate of Incorporation or Bylaws;
(ii) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of AmeriCom pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (iii) result in the termination of any license, franchise, lease, or permit to which AmeriCom is a party or by which AmeriCom is bound; or (iv) violate or conflict with any other restriction of any kind or character to which AmeriCom is subject. AmeriCom's Board of Directors will take all actions required by law or by AmeriCom's Certificate of Incorporation or Bylaws, or otherwise required or necessary to authorize the execution and delivery of this Agreement and to authorize the merger of AmeriCom with and into Telespace pursuant to this Agreement.

        Section 3.17. Contracts.

               (a) Except as set forth in Schedule 3.17, all AmeriCom Contracts have been entered into in the ordinary course of AmeriCom's business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Effective Time. Except as set forth in Schedule 3.17, no AmeriCom Contract is likely to result in a loss to AmeriCom upon completion of the performance, and all AmeriCom Contracts can be fulfilled or performed by the AmeriCom in accordance with their respective terms without undue or unusual expenditures of money or effort. All AmeriCom Contracts are listed on Schedule 3.17, and true, correct and complete copies of all AmeriCom Contracts have been delivered to Telespace.

               (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by AmeriCom under any AmeriCom Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any AmeriCom Contract.

               (c) To AmeriCom's knowledge, neither this Agreement, the Closing nor the relationship between AmeriCom and Telespace has caused or is likely to cause the termination, redetermination, or renegotiation of any AmeriCom Contract.

         Section 3.18. Litigation. Except as set forth in Schedule 3.18, no Action is pending or, to the knowledge of AmeriCom, threatened against, by or affecting AmeriCom or any AmeriCom Subsidiary.

        Section 3.19. Taxes. Except as set forth in Schedule 3.19, AmeriCom has duly and timely filed all federal, state, municipal, local and foreign, if any, tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Returns of some or all of AmeriCom and any AmeriCom Subsidiary); all such Returns and reports show the correct and proper amount due; and the Taxes shown on all Returns and reports and all tax assessments received by AmeriCom or any AmeriCom Subsidiary have been paid to the extent that such Taxes or estimates are due. AmeriCom has previously provided to Telespace true, correct and complete copies of all Returns filed with respect to the two (2) tax years preceding the date hereof. Except as set forth in Schedule 3.19, all Taxes imposed on AmeriCom and any AmeriCom Subsidiary by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by AmeriCom for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of AmeriCom, and such reserves will be adequate to pay all Taxes of AmeriCom for all periods through the Closing. There is not now any proposed assessment against AmeriCom or any AmeriCom Subsidiary of additional Taxes of any kind. AmeriCom is not a party to any tax sharing or tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the AmeriCom raised by a Government in writing.

        Section 3.20. Employee Benefit Matters. Except as set forth in Schedule 3.20, neither AmeriCom nor any AmeriCom Subsidiary (i) has established or contributed to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, (ii) maintains or has maintained, is or was a party to, and otherwise participates and has participated in, on its own behalf or on behalf of any former employees, any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or
(iii) has any obligation to, or customary arrangement with, former employees, if any, for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

        Section 3.21. AmeriCom Documents. The AmeriCom Common Stock is registered under Section 12 of the Exchange Act and AmeriCom is subject to the periodic reporting requirements of Section 13 of the Exchange Act. AmeriCom, is and has been for the last 12 months, current in all filings required to be made with the SEC. AmeriCom has heretofore provided Telespace copies of all forms, reports and other documents filed by it under the Exchange Act since January 1, 1999.

        Section 3.22. Disclosure. No representation or warranty by AmeriCom in this Agreement and no statement by AmeriCom or any AmeriCom Subsidiary, by any executive officer or other person or contained in any document, certificate, or other writing furnished by or on behalf of AmeriCom to Telespace in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or to fully provide the information required to be provided in the document, certificate, or other writing.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF TELESPACE

        Telespace represents and warrants to, and agrees with, AmeriCom that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to
Section 6.1 on the Closing Date, true and correct:

        Section 4.1.  Organization, Authority and Qualification.

               (a) Telespace is duly organized, validly existing, and in good standing under the laws of Delaware, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Telespace is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 4.1, and, except as set forth in Schedule 4.1, neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction.

               (b) Telespace's Board of Directors has authorized the execution of this Agreement, and Telespace has the corporate power and is duly authorized, subject to the approval of this Agreement by its shareholders, to merge AmeriCom into Telespace pursuant to this Agreement.


                 Section 4.2. Ownership of Shares; Subsidiaries.


               (a) Telespace's authorized capital stock consists of 50,000,000 shares of Common Stock, $0.00001 par value, of which 10,000,005 shares are issued and outstanding (prior to the proposed 1-for-8 reverse stock split). All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. Except as set forth in Schedule 4.2, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Telespace to issue any additional shares of its Common Stock.


               (b) Telespace does not have any subsidiary.


        Section 4.3. Financial Statement, Financial Condition. The compilation balance sheet of Telespace as of May 31, 1999 ("Telespace Current Balance Sheet") and the related statement of profits and losses through May 31, 1999 and the audited financial statements of Telespace for the last two (2) fiscal years ended December 31, 1998 and 1997, prepared by S.W. Hatfield + Associates, copies of which have been delivered by Telespace to AmeriCom, fairly present the financial position of Telespace as of May 31, 1999 and the results of operations for those years, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years.


        Section 4.4. Accounts Receivable. Except as set forth in Schedule 4.4, all notes and accounts receivable shown on the Telespace Current Balance Sheet and all such receivables now held by Telespace are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Telespace Current Balance Sheet or otherwise set forth in Schedule 4.4. With respect to notes and accounts receivable arising after the Telespace Balance Sheet Date and now outstanding, (except for a percentage thereof equal to the percentage which has been historically reserved against receivable amounts on the Telespace Current Balance Sheet or in Schedule 4.4 for bad debts) constitutes valid and collectible obligations on such Telespace Current Balance Sheet.

        Section 4.5.  Interest in Telespace's  Property.  Except as set forth in
Schedule 4.5, no officer, director, or shareholder of Telespace has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of Telespace.

     Section 4.6. Real Property. Telespace has good title to all of the real property reflected in the Telespace Current Balance Sheet as owned by Telespace, free and clear from all defects and liens, except as may be set forth in the notes to the Telespace Current Balance Sheet or in Schedule 4.6.

     Schedule 4.6 lists all real property, whether owned or not owned by Telespace, listing with respect to each parcel the street address and the owner or lessor.

     Section  4.7  Absence of  Undisclosed  Liabilities.  Except as set forth in
Schedule 4.7, there are no Liabilities of Telespace other than the following:

               (a) Liabilities disclosed or provided for in the Telespace Current Balance Sheet, including the notes to the Telespace Current Balance Sheet; or

               (b) Liabilities incurred in the ordinary course of business since May 31, 1999, none of which has been adverse to the business of Telespace, and none of which is attributable to any period before the Telespace Current Balance Sheet.

        Section 4.8. Absence of Specific Changes. Since the Telespace Current Balance Sheet there has not been:

               (a) Any change in the business, personnel, results of operations, assets, financial condition, or manner of conducting the business of Telespace other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of Telespace;

               (b) Any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any aspect of the business or operations of Telespace;

               (c) Any direct or indirect redemption or other acquisition by Telespace of any of Telespace's shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution of Telespace's capital stock of any class;

               (d) Any option to purchase, or other right to acquire stock of any class of Telespace granted by Telespace to any Person (other than as specified in Schedule 4.2 above);

               (e) Any issuance of capital stock of any class by Telespace;

               (f) Any indebtedness incurred by Telespace for borrowed money or any commitment to borrow money entered into by Telespace or any guaranty given by Telespace;

               (g) Any amendment to Telespace's Certificate of Incorporation or Bylaws (other than the purposed 1-for-8 reverse stock split); or

               (h) Any delayed or postponed payment of any accounts payable or other Liabilities outside the ordinary course of business.

        Section 4.9. Permit, Licenses, and Franchises. Telespace has obtained all necessary permits, licenses, franchises, and other authorizations for trading (including the authorization to list its Common Stock on the OTC
Bulletin Board) and has complied with all laws applicable to the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Telespace has not engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit Telespace to continue its business as presently conducted.

        Section 4.10. Judgments, Decrees, or Orders Restraining Business. Telespace is not a party to or subject to any judgment, decree, or Order entered in any suit or proceeding brought by any governmental agency or by any other Person (including the NASD), enjoining Telespace with respect to any business practice, the acquisition of any property, the trading of its Common Stock, or the conduct of business in any area.

        Section 4.11. Power of Attorney. Telespace has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

        Section 4.12. No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not,
(i) violate any provision of Telespace's Certificate of Incorporation or Bylaws;
(ii) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of Telespace pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (iii) result in the termination of any license, franchise, lease, or permit to which Telespace is a party or by which Telespace is bound; or (iv) violate or conflict with any other restriction of any kind or character to which Telespace is subject. Telespace's Board of Directors will take all actions required by law, NASD provisions, or by Telespace's Certificate of Incorporation or Bylaws, or otherwise required or necessary to authorize the execution and delivery of this Agreement and to authorize the merger of AmeriCom with and into Telespace pursuant to this Agreement.

                            Section 4.13. Contracts.

               (a) Schedule 4.13 sets forth all Telespace Contracts which have been entered into in the ordinary course of Telespace's business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Effective Time. Except as set forth in Schedule 4.13, no Telespace Contract is likely to result in a loss to Telespace upon completion of the performance, and all Telespace Contracts can be fulfilled or performed by the Telespace in accordance with their respective terms without undue or unusual expenditures of money or effort. All Telespace Contracts are listed on Schedule 4.13, and true, correct and complete copies of all Telespace Contracts have been delivered to AmeriCom.

               (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by Telespace under any Telespace Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Telespace Contract.

               (c) To Telespace's knowledge, neither this Agreement, the Merger nor the relationship between Telespace and AmeriCom has caused or is likely to cause the termination, redetermination, or renegotiation of any Telespace Contract.

        Section 4.14. Litigation. Except as set forth in Schedule 4.14, no Action is pending or, to the knowledge of Telespace, threatened against, by or affecting Telespace.

        Section 4.15. Taxes. Except as set forth in Schedule 4.15, Telespace has duly and timely filed all federal, state, municipal, local and foreign, if any, tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively,
"Returns") with respect to all Taxes; all such Returns and reports show the correct and proper amount due; and the Taxes shown on all Returns and reports and all tax assessments received by Telespace has been paid to the extent that such Taxes or estimates are due. Telespace has previously provided to AmeriCom true, correct and complete copies of all Returns filed with respect to the two
(2) tax years preceding the date hereof. Except as set forth in Schedule 4.15, all Taxes imposed on Telespace by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by Telespace for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of Telespace, and such reserves will be adequate to pay all Taxes of Telespace for all periods through the Closing. There is not now any proposed assessment against Telespace of additional Taxes of any kind. Telespace is not a party to any tax sharing or tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the Telespace raised by a Government in writing.

        Section 4.16. Employee Benefit Matters. Telespace (i) has not established or contributed to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, (ii) has not maintain or maintained, is or was a party to, and otherwise participates and has participated in, on its own behalf or on behalf of any former employees, any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or (iii) has no obligation to, or customary arrangement with, former employees, if any, for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

        Section 4.17. Reporting Requirements. The Telespace Common Stock has not been registered under Section 12 of the Exchange Act and Telespace is not subject to the periodic reporting requirements of Section 15(d) of the Exchange Act. The Telespace Common Stock is traded in the over-the-counter market on the OTC Bulletin Board. Telespace has filed with the NASD, or its affiliates, all information require by Rule 15c2-11 under the Exchange Act. Telespace has heretofore provided AmeriCom true, complete, and correct copies of all forms, reports, schedules, statements, and other documents, and other documents required to be filed by it under the Exchange Act since at least June, 1998 as such documents have been amended since the time of the filing thereof (the "NASD Documents"). The NASD Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respect with the applicable requirements of the Exchange Act and the Applicable rules and regulations thereunder.

        Section 4.18. Records The stock ledgers and stock transfer books and the minutes records of Telespace relating to all issuances and transfers of stock by Telespace, and all proceedings of the stockholders and the Board of Directors committees hereof of Telespace since its incorporation made available to AmeriCom are accurate stock ledgers and stock transfer books (as provided by the transfer agent) and minute book records of Telespace or exact copies thereof. The corporate minute books of Telespace are complete and each of the minutes contained therein accurately reflect the actions that were taken at the duly called and held meeting or by consent without a meeting. All actions by Telespace which required director or stockholder approval are reflected in the corporate minute books of Telespace. Telespace is not in violation or breach of, or in default with respect to, any terms of its respective certificates of incorporation (or other charter documents) or bylaws.

Section 4.19. Shareholder Relations. Telespace is not aware of any actions or threatened action by any shareholder(s) against Telespace or any officers or directors thereof. Telespace believes its shareholder relations are good.

        Section 4.20. Disclosure. No representation or warranty by Telespace in this Agreement and no statement by Telespace, by any executive officer or other person or contained in any document, certificate, or other writing furnished by or on behalf of Telespace to AmeriCom to in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or to fully provide the information required to be provided in the document, certificate, or other writing.

                                   ARTICLE V.
                                    COVENANTS

        Section 5.1   Covenants of Telespace.

        Telespace hereby covenants to AmeriCom as follows:

               (a) Until the Effective Time, Telespace will immediately advise AmeriCom in a detailed written notice of any fact or occurrence of any pending or threatened occurrence of which Telespace obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which, if existing and known at any time prior to or at the Effective Time, would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence.

               (b) Before Telespace releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, Telespace shall notify AmeriCom, shall furnish drafts of all documents or proposed oral statements to AmeriCom for comment, and shall not release any such information without the consent of AmeriCom, which consent shall not be unseasonably withheld. Nothing contained herein shall prevent Telespace from releasing any information if required to do so by law, or by NASD/OTC Bulletin Board regulations.

               (c) Until the Effective Time, no amendment will be made in the Certificate of Incorporation or Bylaws of Telespace, except to effect a 1-for-8 reverse stock split of the outstanding Telespace Common Stock.

               (d) Until the Effective Time, no share of capital stock of Telespace, option or warrant for any such share, right to subscribe for or purchase any such share, or security convertible into or exchangeable for any such share shall be issued or sold by Telespace except with notice to and the consent of AmeriCom.

               (e) Until the Effective Time, no dividend or liquidating or other distribution or stock split (except a 1-for-8 reverse stock split) shall be authorized, declared paid, or effected by Telespace in respect of the outstanding shares of Telespace Common Stock. Until the Effective Time, no direct or indirect redemption, purchase, or other acquisition shall be made by Telespace of shares of Telespace Common Stock.

               (f) Until the Effective Time, Telespace shall not borrow money or otherwise incur any indebtedness, except with notice to and consent of AmeriCom.

               (g) Until the Closing Date, Telespace will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of AmeriCom free and full access to the properties, books, and records of Telespace, will permit them to make extracts from and copies of such books and records, and will from time to time furnish AmeriCom with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Telespace as AmeriCom from time to time may request. Until the Closing Date, Telespace will cause the independent certified public accountants of Telespace to make available to AmeriCom and its independent certified public accountants the work papers relating to the Telespace financial statements prepared by them.

               (h) Until the Effective Time, Telespace will conduct its affairs so that at the Effective Time, no representation or warranty of Telespace will be inaccurate, no covenant or agreement of Telespace will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Telespace. Until the Effective Time, Telespace will conduct its affairs in all respects only in the ordinary course (except for the proposed 1-for-8 reverse stock split).

               (i) Commencing at the Effective Time, Telespace shall comply in all material respects with the disclosure requirements of Section 13 under the Exchange Act as the successor reporting company to AmeriCom.

               (j) Telespace shall not make any agreement or reach any understanding not approved by AmeriCom as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

               (k) Prior to the Closing Date, Telespace shall timely prepare and file all documents necessary to be filed with the Delaware Secretary of State and the NASD relating to the proposed reverse stock split and this Merger. Telespace shall timely prepare and file any declaration or filing necessary to comply with any applicable transfer tax statutes that require any such filing before the Effective Time.

               (l) Telespace agrees to indemnify and hold harmless AmeriCom's officers, directors, employees, agents, and counsel, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control AmeriCom within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and, if the Merger is abandoned or terminated pursuant to Article VIII or otherwise except solely as a result of a breach of this Agreement by AmeriCom (the "AmeriCom Indemnitees"), against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this
Section 5.1(l), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication executed by, or on behalf of, Telespace filed with any governmental authority in connection with the Merger or filed with the OTC Bulletin Board or the NASD; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, Telespace, or any Telespace security holder, and (ii) any breach of any representation, warranty, covenant, or agreement of Telespace contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Telespace may otherwise have, including liabilities arising under this Agreement.

               (m) Prior to the Closing Date, Telespace shall prepare, have approved and consummate a 1-for-8 reverse stock split. The record date and effective date of such reverse stock split shall be prior to the Closing Date.

               (n) Prior to the Closing Date, Telespace shall prepare and file with the California Department of Corporations ("DOC") applications for a Fairness Hearing and reorganization permit. Telespace shall use its best efforts to obtain a Fairness Order and limited offering qualification for the Merger.

                       Section 5.2. Covenants of AmeriCom.

               (a) Until the Effective Time, AmeriCom will comply with all disclosure requirements of Sections 13, 14 and 16 of the Exchange Act.

               (b) Before AmeriCom or any AmeriCom Subsidiary releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, AmeriCom and the AmeriCom Subsidiaries shall notify Telespace, shall furnish drafts of all documents or proposed oral statements to Telespace for comment, and shall not release any such information without the consent of Telespace, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent AmeriCom from releasing any information if required to do so by law, or pursuant to Section 5.2(a).

               (c) Until the Effective Time, no amendment will be made in the Certificate of Incorporation or Bylaws of AmeriCom.

               (d) Until the Effective Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by AmeriCom in respect of the outstanding shares of AmeriCom Common Stock. Until the Effective Time, no direct or indirect redemption, purchase, or other acquisition shall be made by AmeriCom or any Subsidiary of shares of AmeriCom Common Stock.

               (e) Until the Closing Date, AmeriCom will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Telespace and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of AmeriCom and the Subsidiaries, and will permit them to make extracts from and copies of such books and records.

               (f) Until the Effective Time, AmeriCom and AmeriCom Subsidiaries will conduct their affairs so that at the Effective Time no representation or warranty of AmeriCom will be inaccurate, no covenant or agreement of AmeriCom will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of AmeriCom or any AmeriCom Subsidiary. Except as otherwise requested by Telespace in writing, until the Effective Time, AmeriCom will cause each of AmeriCom Subsidiary to use its best efforts to preserve the business operations of AmeriCom and AmeriCom Subsidiaries intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of AmeriCom and each AmeriCom Subsidiary, and to preserve the good will of their suppliers, customers, and others having business relations with any of them.

               (g) AmeriCom agrees to indemnify and hold harmless Telespace's officers, directors, employees, agents, and counsel, in each case past or present, and each person, if any, who controls, controlled, or will control Telespace within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and, if the Merger is abandoned or terminated pursuant to Article VIII or otherwise solely as a result of a breach of this Agreement by AmeriCom (the "Telespace Indemnitees"), against any and all losses, liabilities, claims, damages and expenses whatsoever (which shall include, for all purposes of this Section 5.2(g), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication decided by or on behalf of AmeriCom filed with any governmental authority in connection with the Merger; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, AmeriCom, any AmeriCom
Subsidiary, or any AmeriCom security holder, or (ii) any breach of any representation, warranty, covenant, or agreement of AmeriCom contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability AmeriCom may otherwise have, including liabilities arising under this Agreement.

               (h) Prior to the Effective Time, neither AmeriCom nor any AmeriCom Subsidiary shall recapitalize or reclassify its respective outstanding capital stock or effect any stock dividend, stock split, or reverse stock split.

                                   ARTICLE VI.
                            CONDITIONS TO THE MERGER

        Section 6.1. Conditions Precedent to AmeriCom's Obligation to Close. AmeriCom's obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a) Each of the acts and undertakings of Telespace to be performed on or before the Closing Date pursuant to the terms of this Agreement has been duly performed, including the consummation of a 1-for-8 reverse stock split of the Telespace Common Stock.

               (b) Telespace has furnished AmeriCom with a copy, certified by Telespace's secretary, of (i) a resolution or resolutions duly adopted by Telespace's Board of Directors authorizing and approving this Agreement and directing that it be submitted to a vote of Telespace's shareholders, and (ii) a resolution or resolutions adopting this Agreement, duly approved by the holders of at least a majority of the total number of outstanding shares of Common Stock of Telespace.

               (c) All the representations and warranties of Telespace contained in this Agreement and in the schedules required pursuant to Article IV are true in every respect on the Closing Date, with the same effect as though such representations and warranties had been made on that date; and AmeriCom has received at the Closing a certificate, dated the Closing Date and executed by the President or a Vice President of Telespace, containing a verification to that effect.

               (d) Telespace has furnished AmeriCom with a favorable opinion of Telespace's counsel dated the Closing Date, substantially in the form attached as Appendix A. In addition to matters specified in the form, the opinion must include such other matters incident to the contemplated transactions as are reasonably requested by AmeriCom or its counsel.

               (e) AmeriCom has received, or has satisfied itself that it will receive, in form satisfactory to it, all necessary approvals of the transactions contemplated by this Agreement from authorities having any jurisdiction over the business or transactions of Telespace so that Telespace may continue to carry on their business as presently conducted after consummation of the Merger; and no such approval and no license or permit granted to Telespace has been withdrawn or suspended.

               (f) All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of Telespace necessary to permit consummation of the Merger have been obtained.

               (g) Not more than eight percent (8%) of the outstanding shares of Telespace Common Stock are Dissenting Shares within the definition of Delaware General Corporations Code Section 262.

               (h) Prior to the Closing Date, AmeriCom shall have satisfied itself that, contingent upon the Merger, a commitment of $500,000 of investment capital shall be available to the Surviving Corporation.

               (i) Telespace has delivered the schedules as required in Section IV, updated through the Closing Date.

               (j) In its sole and absolute discretion, AmeriCom is satisfied with any matter reflected, listed, or disclosed in the updated schedules that was not reflected, listed, or disclosed in the original schedules.

        Section 6.2. Additional Conditions to the Obligations of AmeriCom. The obligations of AmeriCom to consummate the Merger is subject to the satisfaction of the following additional conditions: (i) AmeriCom shall receive a limited offering permit from the State of California, Department of Corporations pursuant to Section 25120 of the California Corporations Code and a Fairness Order pursuant to Section 25142 of the California Corporations Code; and (ii) the availability of Section 3(a)(10) exemption under the Securities Act of 1933, as amended.

        Section 6.3. Conditions Precedent to Telespace's Obligation to Close. Telespace's obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a) Each of the acts and undertakings of AmeriCom to be performed on or before the Closing Date pursuant to the terms of this Agreement has been duly performed.

               (b) AmeriCom has furnished Telespace with a copy, certified by AmeriCom's secretary, of a resolution or resolutions duly adopted by AmeriCom's Board of Directors authorizing and approving this Agreement.

               (c) All the representations and warranties of AmeriCom contained in this Agreement and in the schedules required pursuant to Article III are true in every respect on the Closing Date, with the same effect as though such representations and warranties had been made on that date; and Telespace has received at the Closing a certificate, dated the Closing Date and executed by the President or a Vice President of AmeriCom, containing a verification to that effect.

               (d) Telespace has received, or has satisfied itself that it will receive, in form satisfactory to it, all necessary approvals of the transactions contemplated by this Agreement from authorities having jurisdiction over the business or transactions of AmeriCom or any AmeriCom Subsidiary so that AmeriCom and AmeriCom Subsidiaries may continue to carry on their business as presently conducted after consummation of the Merger; and no such approval and no license or permit granted to AmeriCom or any AmeriCom subsidiary has been withdrawn or suspended.

               (e) All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of AmeriCom or any AmeriCom Subsidiary necessary to permit consummation of the Merger have been obtained.

               (f) At least a majority of the outstanding shares of Telespace Common Stock have been voted for the adoption of the reverse stock split set forth in this Agreement.

               (g) AmeriCom has delivered the schedules as required in Article III, updated through the Closing Date.

                                   ARTICLE VII
                             SURVIVAL OF WARRANTIES

        The representations and warranties included or provided for in this Agreement or in any schedule or certificate or other document delivered pursuant to this Agreement will survive the Closing Date for a period of one (1) year. No claim may be made under this Article VII unless written notice of the claim is given within that one (1) year period.

                                  ARTICLE VIII.
                            TERMINATION OF AGREEMENT

        Section 8.1. Termination by AmeriCom. As soon as practicable, and in any event within fifteen (15) days after the receipt of (i) the last schedule required to be delivered to AmeriCom by Telespace pursuant to Article VI and
(ii) any  supporting  documentation  requested by AmeriCom,  AmeriCom  will give
Telespace notice if AmeriCom has decided that it wishes to terminate this Agreement based on any information contained in any of the schedules or obtained during the course of its investigation pursuant to Section 5.1. The notice will specify the information contained in the schedules or obtained during the investigation on which AmeriCom's decision to terminate is based. Telespace will have ten (10) days after the receipt of the notice to review that information with AmeriCom. If AmeriCom does not withdraw its notice within this five (5) day period, all further obligations of AmeriCom and Telespace under this Agreement will terminate without further liability of AmeriCom to Telespace or of Telespace to AmeriCom, except their respective obligations as provided in
Section 8.3. If AmeriCom does not advise Telespace within the fifteen (15) day period specified in the first sentence above that it wishes to terminate this Agreement, AmeriCom will be considered to be satisfied with the information relating to Telespace contained in the schedules or obtained during the course of its investigation, subject to AmeriCom's rights concerning the continued accuracy of Telespace's representations and warranties as required in Section 6.1.

        Section 8.2. Termination. This Agreement and the transactions contemplated under this Agreement may be terminated at any time before the Closing Date, either before or after the approval of Telespace's shareholders is obtained:

               (a)    By mutual consent of AmeriCom and Telespace;

               (b) By AmeriCom if there has been a material misrepresentation or a material breach of warranty in Telespace's representations and warranties set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement;

               (c) By Telespace if there has been a material misrepresentation or a material breach of warranty in AmeriCom's representations and warranties set forth in this Agreement;

               (d) By AmeriCom or Telespace if either party will have determined in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat of institution, by governmental authorities (local, state, or federal) or by any other Person, of material litigation or proceedings against either or both of the parties, it being understood and agreed that a written request by governmental authorities for information with respect to the proposed transactions, which could be used in connection with such litigation or proceedings, may be considered by AmeriCom or Telespace to be a threat of material litigation or proceedings, whether such request is received before or after the date of this Agreement;

               (e) By AmeriCom if it has determined that the business, assets, or financial condition of Telespace taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (f) By Telespace if it has determined that the business, assets, or financial condition of Telespace taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (g) By AmeriCom if any condition set forth in Sections 6.1 or 6.2 is not satisfied prior to the Closing Date;

               (h) By Telespace if any condition set forth in Section 6.3 is not satisfied prior to the Closing Date; and

               (i) By Telespace or by AmeriCom if the Closing Date referred to in Section 1.2 has not occurred by August 31, 1999.

        Section 8.3. Right to Proceed. In the event that this Agreement is terminated pursuant to Article VIII, or because of the failure to satisfy any of the conditions specified in Article VI, all further obligations of AmeriCom and of Telespace under this Agreement will terminate without further liability of AmeriCom to Telespace or Telespace to AmeriCom, except for the obligations of both parties under Sections 8.3, 8.4, 8.5, 9.2 and 10.5; provided, however, despite anything in this Agreement to the contrary, that if Telespace fails to satisfy any of the conditions specified in Article VI, AmeriCom will nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement.

        Section 8.4. Return of Documents. In the event of the termination of this Agreement for any reason, each party will return to the other party all documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Each party will not use any information so obtained for any purpose, and will take all practicable steps to have such information kept confidential.

        Section 8.5. Cost in the Event of Termination. In the event of the termination of this Agreement for any reason, each party will bear its own costs and expenses, including attorneys' fees.

                                   ARTICLE IX.
                              ADDITIONAL AGREEMENTS

        Section 9.1. Expenses. Except as otherwise provided herein, all expenses incurred by AmeriCom in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by AmeriCom. Except as otherwise provided herein, all expenses incurred by Telespace in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Telespace.

     Section 9.2. Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made in compliance with Sections 5.1(b) and 5.2(b).

        Section 9.3. Approval of Telespace Shareholders. Telespace will take all necessary steps to obtain approval of the merger transaction by a majority of the Telespace shareholders within ten (10) days from the date of this Agreement, which number of days includes adequate time for the preparation and mailing of information to shareholders. In all material sent to or other communications with the shareholders on this subject, Telespace's Board of Directors will recommend to the shareholders that they adopt the Plan of Merger and approve the terms of this Agreement. Telespace shareholders will also be advised of their appraisal rights, should they object to the merger transaction.

        Section 9.4. Approval of AmeriCom Shareholders. AmeriCom will take all necessary steps to obtain approval of the merger transaction by a majority of the AmeriCom shareholders within ten (10) days from the date of this Agreement, which number of days includes adequate time for the preparation and mailing of information to shareholders. In all material sent to or other communications with the shareholders on this subject, AmeriCom's Board of Directors will recommend to the shareholders that they adopt the Plan of Merger and approve the terms of this Agreement. AmeriCom shareholders will also be advised of their appraisal rights, should they object to the merger transaction.

                                   ARTICLE X.
                                  MISCELLANEOUS

        Section 10.1. Governing Law; Counterparts. This Agreement (a) will be construed under and in accordance with the laws of the State of California; (b) will be binding on and will inure to the benefit of the parties to the Agreement and their respective successors and assigns; (c) may be executed in one or more counterparts, all of which will be considered one and the same Agreement, and will become effective when one (1) or more counterparts will have been signed by each of the parties and delivered to AmeriCom and Telespace; and (d) embodies the entire Agreement and understanding, superseding all prior agreements and understandings between Telespace and AmeriCom relating to the subject matter of this Agreement.

        Section 10.2. Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after five (5) days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one
(1) business day after transmission, if sent by facsimile to the following:

               If to AmeriCom:              Robert Cezar
                                            AmeriComUSA, Inc.
                                            1303 Grand Avenue
                                            Arroyo Grande, CA 93420

               With A Copy To:              Scott E. Bartel, Esq.
                                            Bartel Eng Linn & Schroder
                                            300 Capitol Mall, Suite 1100
                                            Sacramento, CA 95814
                                            Facsimile: (916) 442-3442

               If to Telespace:             Winston Lee
                                            c/o Kevin Halter, Jr.
                                            Telespace Limited
                                            16910 Dallas Parkway, Suite 100
                                            Dallas, TX 75248

        Each party shall promptly notify the other party in writing of any change of address.

        Section 10.3. Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by a duly authorized officer of the waiving party.

        Section 10.4. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of Telespace and AmeriCom and their respective successors and assigns; provided, however, that no party hereto shall have the right to assign its rights and obligations hereunder without the prior written consent of the other parties hereto.

        Section 10.5. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 10.4.

        Section 10.6. Amendments. This Agreement may be amended only by the written agreement of all parties; provided, however, that if amended after the meeting of the shareholders of Telespace, the terms regarding the conversion contained in Section 2.1 will not be amended without the further approval of Telespace's shareholders as required by law.


                         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                               AmeriComUSA, Inc.,
                             A Delaware Corporation


                                            By:    ____________________________
                                                   Robert Cezar, President


                                            By:    ____________________________
                                                   Helen Cooper, Secretary

                               Telespace, Limited,
                             A Delaware Corporation


                                            By:    ____________________________
                                                   Winston Lee, President


                                            By:    ____________________________
                                                   Winston Lee, Secretary




                                  SCHEDULE 3.1
                                     to the
                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                                  Qualification


         A. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

         B. AmeriCom is authorized or qualified to own or lease and to operate its properties or carry on its business as now conducted in its organization state and the State of California.


                                 End of Schedule

                                 SCHEDULE 3.2(a)

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties


         Outstanding   subscriptions,   options   and   convertible   securities
exercisable or convertible into American common stock.

o        See attached Subordinated Debenture Listing

                         Subordinated Debenture Listing

       Name                               Amount     Shares
     1 Associated Memory Products, Inc.
       dba Newtech International          $  20,000   10,000
     2 Bello, Melvin (1)                  $ 100,000   50,000
     3 Bello, Melvin (3)                  $  50,000   25,000
     4 Blair, Bruce R.                    $   6,000    3,000
     5 Blair, Josh R.                     $   4,000    2,000
     6 DAcquisto, Rodney & Gretta        $  40,000   20,000
     7 Gorman, Jacque                     $   5,000    2,500
     8 Hallmark, Cheryll                  $   5,000    2,500
     9 Hoar, Frederick                    $  25,000   12,500
    10 Huyck, Doug                        $     500      250
    11 Keith, Peter                       $ 100,000   50,000
    12 Keith, Peter                       $  80,000   40,000
    13 Cal Krupa                          $  50,000   25,000
    14 Morello, Paul                      $  20,000   10,000
    15 Pizza, Robert & Linda              $  10,000    5,000
    16 Stauffer, Warren                   $   4,000    2,000
    17 Stearns, David                     $   2,000    1,000
    18 Young, Patrick                     $  20,000   10,000

       Totals                             $ 541,500  270,750

                                 SCHEDULE 3.2(b)
                                     to the
                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties
                              AmeriCom Subsidiaries


         The legal name, form of organization and organization state of each AmeriCom Subsidiary is as follows:

                    Legal Name                    Form of Organization               Organization State

                    AmeriComUSA, Inc.             Incorporated                       Delaware

                    AdCast, Inc.                  Incorporated                       Delaware

                    AdCast Canada, Inc.           Incorporated                       Ontario, Canada

                                                                                     California
                    DAI, Inc.                     Corporation (Inactive)

                    Kiosk Software, Inc.          Incorporated                       Delaware

                    HieroGraphix                  Division of AmericomUSA            N/A

                    TeleSpace, Inc.               Division of AmericomUSA            N/A


         B. Each AmeriCom Subsidiary is a wholly owned subsidiary of AmeriCom.

         C. No exception is taken to the representations and warranties in the last sentence of Section 3.2(b).





                                 End of Schedule

                                  SCHEDULE 3.4

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                               Title of Properties


         No exception is taken to the representations and warranties in Section 3.4.





End of Schedule

                                  SCHEDULE 3.6

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                               Account Receivable


     No exception is taken to the representations and warranties in Section 3.6[, except as follows:

         None







End of Schedule

                                  SCHEDULE 3.7

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                         Interest in AmeriCom's Property


         No exception is taken to the representations and warranties in Section 3.7.





End of Schedule

                                  SCHEDULE 3.8

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and

                               TeleSpace, Limited
                                   are parties

                                  Real Property


         A.       List and describe owned properties:  None.

         D.       List and describe leased properties.


                  Landlord                                  Location                              Description
                  ----------------------------------------- ------------------------------------- ---------------------
                  Richard Ramirez                                                                 Office Space
                  4210 Lantana Court                        124 Halcyon Rd., Units A,B,C,D        2,500 square feet
                  Santa Maria, CA 93454                     Arroyo Grande, CA 93420               Monthly Lease
                  ----------------------------------------- ------------------------------------- ---------------------
                  Growth Development Consultants            1303 Grand Ave.                       Office Space
                  P.O. Box 3077                             Suites 221, 215, 225, 227, K          2,500 square feet
                  Pismo Beach, CA 93448                     Arroyo Grande, CA 93420               One Year Lease
                  ----------------------------------------- ------------------------------------- ---------------------
                  Jack Knecht                                                                     Office Space
                  60 Zaca Lane                              3534-A Empleo Street                  2,400 square feet
                  San Luis Obispo, CA 93401                 San Luis Obispo, CA 93401             Monthly Lease
                  ----------------------------------------- ------------------------------------- ---------------------
                  Jaunex Management Corp.                                                          Office Space
                  2040 Tonge Street                          2040 Tonge Street, Suite 220          650 square feet
                  Toronto, Canada                            Toronto, Canada                       Monthly Lease


                                 End of Schedule

                                  SCHEDULE 3.9

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                                Specific Changes


         Indicate changes to each subparagraph below:

         (a)

         (b)

         (c) Increase Option Plan from 9.5 to 14.0.

         (d)

         (e)

         (f)

         (g)

         (h) Convertible debentures, see attached chart.

         (i)

         (j)

         (k)  See attached Loans Payable Chart




                                 End of Schedule

                                AmeriComUSA, Inc.
                                  Loans Payable

                                  June 30, 1999

                      Loan Payable - Alan Cezar            $   3,144.90
                      Accrued Interest - Alan Cezar            3,197.07
                      Loan Payable - David Loomis             25,000.00
                      Loan Payable - Robert Bowman            25,623.58
                      Loan Payable - Robert Cezar            475,000.00
                      Accrued Int. - Robert Cezar             80,534.67
                      Accrued Interest - DFL                   4,541.22
                      Loan Payable - TNC                       5,000.00
                      Loan Payable - Mike Bogaert              6,820.51
                      Accrued Interest - Bogaert               3,820.20
                      Note Pay - Lee (T/S)                    85,000.00
                      Loan Payable - Medi-Foods, Inc.         30,000.00
                      Loan Payable - Group 3C                 20,000.00

                                  SCHEDULE 3.17

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                                    Contracts


         List AmeriCom Contracts:

         a) No Contracts which have been entered into other than in the normal course of business.

         b) No Contract is expected to result in a loss.





End of Schedule

                                  SCHEDULE 3.18

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                                   Litigation


     No exception is taken to the representations and warranties in Section 3.18, except as follows: No Litigation.




End of Schedule

                                  SCHEDULE 3.19

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                                      Taxes


A.   No exception is taken to the  representations  and  warranties in the first
     sentence      of      Section      3.19  [, except as follows:
     ____________________________________].


C. No exception is taken to the representations and warranties in the second sentence of Section 3.19.

       Taxes To Be Paid                 EDD                     IRS

1st Quarter
------------------------
     State Taxes                          $8,052.30

     FUTA                                                         $1,256.97



2nd Quarter
------------------------
     FUTA                                                         $1,400.56

     Fed W/H FICA                                                $31,710.32

     Fed W/H FICA                                                $31,913.18

     Fed W/H FICA                                                $33,397.65

     Fed W/H FICA                                                $31,868.95

     SUI                                  $8,928.56

     SDI/SWT                              $5,212.73

     SDI/SWT                              $5,184.07

     SDI/SWT                              $5,501.48

     SDI/SWT                              $4,972.92



Total to Date                            $37,852.06             $131,547.63





                                 End of Schedule

                                  SCHEDULE 3.20

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               TeleSpace, Limited
                                   are parties

                            Employee Benefit Matters


         No exception is taken to the representations and warranties in Section 3.20, except as follows:

o Director of Sales, Kiosk, eligible for commission up to a maximum of $30,000.
o Director of Sales, AdCast, eligible for commission up to a maximum of $75,000.00, which should be easily achievable.
o Certain employees are eligible for salary increases at profitability for the Company.
o    Employees are eligible to participate in the Incentive Stock Option Plan.
o Employees acrue sick and vacation time at the rate of the rate of 3.33 hours per pay period to a maximinum of 2 weeks.

End of Schedule

                                  SCHEDULE 4.1

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                                  Qualification


         Telespace is authorized or qualified to own or lease and to operate its properties or carry on its business as now conducted in its organization state and in the State of Texas.

                                 End of Schedule

                                  SCHEDULE 4.2

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                               Ownership of Shares


         No exception is taken to the representations and warranties in Section 4.2.



                                 End of Schedule

                                  SCHEDULE 4.4

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                               Account Receivable


         Telespace has no accounts receivable.




                                 End of Schedule

                                  SCHEDULE 4.5

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                        Interest in Telespace's Property


         No exception is taken to the representations and warranties in Section 4.5.




                                 End of Schedule

                                  SCHEDULE 4.6

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                                  Real Property


         A.       List and describe owned properties.  None.

         B. List and describe leased properties.


                  Landlord                                  Location                              Description
                  ----------------------------------------- ------------------------------------- ---------------------
                                                                                                  Office Space
                                                            16910 Dallas Parkway                  ____ square feet
                                                            Dallas, TX                            _____ Lease




                                 End of Schedule

                                  SCHEDULE 4.7

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                       Absence of Undisclosed Liabilities


         A. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

         B. No  exception  is taken to the  representations  and  warranties  in
Section 4.7[, except as follows:   ---------------------------].







                                 End of Schedule

                                  SCHEDULE 4.13

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                                    Contracts


         A. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

         B. No exception is taken to the representations and warranties in the first sentence of Section 4.13.

         C. No exception is taken to the representations and warranties in the second sentence of Section 4.13.


         B.       List Telespace Contracts.  None.




                                 End of Schedule

                                  SCHEDULE 4.14

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                                   Litigation


         A. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

         B. No  exception  is taken to the  representations  and  warranties  in
Section 4.14.




                                 End of Schedule

                                  SCHEDULE 4.15

                                     to the

                   Merger Agreement and Plan of Reorganization
                                    to which
                                AmeriComUSA, Inc.
                                       and
                               Telespace, Limited
                                   are parties

                                      Taxes


         A. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

         B. No exception is taken to the  representations  and warranties in the
first     sentence     of     Section     4.15[,      except     as     follows:
____________________________________].

         C. No exception is taken to the  representations  and warranties in the
second     sentence     of     Section     4.15[,     except     as     follows:
_____________________________________].



End of Schedule